EXHIBIT 10.25

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made as of August 3, 2015 ("Effective Date"), by and between Behavioural Neurological Applications and Solutions Inc. ["ehave"]., a corporation incorporated pursuant to the laws of Ontario ("Company"), and 8121346 Canada Inc. ("Consultant").

Company desires to have Consultant perform consulting services as an independent contractor to the Company and Consultant desires to perform such services for Company, subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. SERVICES

1.1 Performance of Services. Consultant will perform the consulting services ("Services") described in detail on Exhibit A to this Agreement ("Statement of Work") in accordance with the terms and conditions of this Agreement and the Statement of Work.

1.2 Payment. Subject to the terms and conditions of this Agreement, for the performance of the Services, Company will pay Consultant fees calculated as set forth in the Statement of Work, on the terms and in the manner set forth in the Statement of Work. Unless otherwise specified in the Statement of Work, Company will reimburse Consultant for any pre-approved travel related expenses incurred by Consultant in connection with performing Services. Any other expenses incurred by Consultant in performing the Services will be the sole responsibility of Consultant.

2. RELATIONSHIP OF PARTIES

2.1 Independent Contractor. Consultant is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Consultant. Consultant has no authority to bind Company by contract or otherwise. Consultant will perform Services under the general direction of Company, but Consultant will determine, in Consultant's sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law.

2.2 Taxes and Employee Benefits. Consultant will report to all applicable government agencies as income all compensation received by Consultant pursuant to this Agreement. Consultant will be solely responsible for the payment of all withholding taxes, social security, workers' compensation, unemployment and disability insurance or similar items required by any government agency. Consultant will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Consultant will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement.

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2.3 Liability Insurance. Consultant acknowledges that Company will not carry any liability insurance on behalf of Consultant. Consultant will maintain in force adequate liability insurance to protect Consultant, and Consultant's employees and sub-contractors from claims of personal injury (or death) or tangible or intangible property damage (including loss of use) that arise out of any act or omission of Consultant.

3. OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

3.1 Disclosure of Work Product. Consultant will, as an integral part of the performance of Services, disclose in writing to Company all inventions, products, designs, drawings, notes, documents, information, documentation, improvements, works of authorship, processes, techniques, know-how, algorithms, specifications, biological or chemical specimens or samples, hardware, circuits, computer programs, databases, user interfaces, encoding techniques, and other materials of any kind that Consultant may make, conceive, develop or reduce to practice, alone or jointly with others, in connection with performing Services, or that result from or that are related to such Services, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark or other legal protection (collectively,"Consultant Work Product").

3.2 Ownership of Consultant Work Product. Consultant agrees that, regardless of whether an item of Consultant Work Product is a work made for hire, all Consultant Work Product will be the sole and exclusive property of Company. Consultant hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, all right, title and interest in and to the Consultant Work Product, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, "Intellectual Property Rights" ) therein. At Company's request and expense, during and after the term of this Agreement, Consultant will assist and cooperate with Company in all respects and will execute documents, and, subject to the reasonable availability of Consultant, give testimony and take such further acts reasonably requested by Company to enable Company to acquire, transfer, maintain, perfect and enforce its Intellectual Property Rights and other legal protections for the Consultant Work Product. Consultant hereby appoints the officers of Company as Consultant's attorney-in-fact to execute documents on behalf of Consultant for this limited purpose. Contractor shall ensure that any employee or any other person who is to contribute to the production of the Consultant Work Product, shall in such form as is satisfactory to the Company, expressly and irrevocably, in writing, assign all right, title and interest, including Intellectual Property Rights in the Consultant Work Product to Company.

3.3 Moral Rights. To the fullest extent permitted by applicable law, Consultant also hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all Moral Rights (as defined below) that Consultant may have in or with respect to any Consultant Work Product, during and after the term of this Agreement. Contractor shall ensure that any employee or any other person who is to contribute to the production of the Consultant Work Product, shall in such form as is satisfactory to the Company, expressly and irrevocably, in writing, waive in favour of such person's Moral Rights. "Moral Rights" mean any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right as called or generally referred to as a "moral right."

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3.4 Related Rights. To the extent that Consultant owns or controls (presently or in the future) any patent rights, copyright rights, mask work rights, trade secret rights, or any other intellectual property or proprietary rights that may block or interfere with, or may otherwise be required for, the exercise by Company of the rights assigned to Company under this Agreement (collectively, "Related Rights"), Consultant hereby grants or will cause to be granted to Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable Company to exercise all of the rights assigned to Company under this Agreement.

4. CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" mean and will include: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services; (ii) the Consultant Work Product; and (iii) the terms and conditions of this Agreement. Confidential Information will not include any information that: (a) is or becomes part of the public domain through no fault of Consultant; (b) was rightfully in Consultant's possession at the time of disclosure, without restriction as to use or disclosure; or (c) Consultant rightfully receives from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure. Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing Services, and not to disclose it to others. Consultant further agrees to take all actions reasonably necessary to protect the confidentiality of all Confidential Information.

5. WARRANTIES

5.1 No Pre-existing Obligations. Consultant represents and warrants that Consultant has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with or that would hinder Consultant's performance of its obligations under this Agreement.

5.2 Performance Standard. Consultant represents and warrants that the Services will be performed in a thorough and professional manner, consistent with high professional and industry standards by individuals with the requisite training, background, experience, technical knowledge and skills to perform the Services.

5.3 Non-infringement. Consultant represents and warrants that the Consultant Work Product will not ge, misappropriate or violate the rights of any third party, including, without limitation, any Intellectual Property Rights or any rights of privacy or rights of publicity, except to the extent any portion of the Consultant Work Product is created, developed or supplied by Company or by a third party on beh8lf of Company.

5.4 Non-Solicitation of Personnel. During the term of this Agreement and for a period of one (1) "fear thereafter, Consultant will not directly or indirectly solicit the services of any Company employee or consultant for Consultant's own benefit or for the benefit of any other person or entity.

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6. INDEMNIFICATION. Consultant will defend, indemnify and hold Company harmless from and against all claims, damages, liabilities, losses, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or resulting from:

(i)

any action by a third party against Company that is based on a claim that any Services performed under this Agreement, or the results of such Services (including any Consultant Work Product), or Company's use thereof, infringe, misappropriate or violate such third party's Intellectual Property Rights; and

(ii)

any action by a third party against Company that is based on any act or omission of Consultant and that results in: (i) personal injury (or death) or tangible or intangible property damage (including loss of use);or (ii) the violation of any statute, ordinance, or regulation.

7. TERM AND TERMINATION

7.1 Term. This Agreement will commence on the Effective Date and, unless terminated earlier accordance with the terms of this Agreement, will remain in force and effect for as long as Consultant is performing Services pursuant to the Statement of Work.

7.2 Termination for Breach. Either party may terminate this Agreement (including the Statement of Work) if the other party breaches any material term of this Agreement and/or failure to perform the Service s set out in the Statement of Work and fails to cure such breach within thirty (30) days following written notice thereof from the non-breaching party.

7.3 Effect of Termination

(a)

Upon the expiration or any termination of this Agreement for any reason, Consultant will promptly deliver to Company all Consultant Work Product, including all work in progress on any Consultant Work Product not previously delivered to Company, if any.

(b)

Upon the expiration or any termination of this Agreement (except termination of this agreement pursuant by Company pursuant to Section 7.2 for breach by Consultant), Company will pay Consultant any amounts that are due and payable under Section 1.2 for Services performed by Consultant prior to the effective date of expiration or termination.

(c)

Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify Company of all Confidential Information in Consultant' s possession or control and will promptly deliver all such Confidential Information to Company, at Consultant's expense and in accordance with Company's instructions.

7.4 Survival. The provisions of Sections 2.2, 3, 4, 5.3, 6, 7.3, 7.4, 8 and 9 will survive the expiration or termination of this Agreement.

8. LIMITATION OF LIABILITY. IN NO EVENT WILL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

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9. GENERAL

9.1 No Election of Remedies. Except as expressly set forth this Agreement, the exercise by Company of any of Its remedies under this Agreement Will be Without prejudice to Its other remedies under this Agreement or available at law or in equity.

9.2 Assignment. Consultant may not assign or transfer any of Consultant's rights or delegate any of Consultant's obligations under this Agreement, in whole or in part, without Company's express prior written consent. Any attempted assignment, transfer or delegation, without such consent, will be void. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties permitted successors and assigns.

9.3 Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement.

9.4 Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

9.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Ontario, excluding that body of law pertaining to conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in Ontario and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

9.6 Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law..

9.7 Notices. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All notices will be sent to the addresses set forth on the signature pages hereto or to such other address as may be specified by either party to the other in accordance with this Section 9.7.

9.8 Entire Agreement. This Agreement, together with the Statement of Work, constitutes the complete and exclusive understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. In the event of a conflict, the terms and conditions of the Statement of Work will take precedence over the terms and conditions of this Agreement. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

9.9 Waiver. The waiver of any breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same other provisions hereof.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

COMPANY:	CONSULTANT:

/s/ Scott Woodrow	/s/ Prateek Dwivedi
Name: Scott Woodrow	Name: Prateek Dwivedi
Title: Chief Executive Officer	Title: Principal
Address: 100 College Street, Suite 302, Toronto, ON M5G 1L5	Address: 3093 Lakeshore Rd. Burlington, ON L7N 1A3

Attachment:

Exhibit A-Statement Of work

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EXHIBIT A

Statement of Work

This Statement of Work is issued under and subject to all of the terms and conditions of the Consulting Agreement dated as of August 3, 2015 by and between Behavioural Neurological Applications and Solutions Inc.("Company") and 8121346 Canada Inc. ("Consultant').

For the performance of the Services, the Company will pay Consultant fees calculated on the basis of the hourly consulting rate stated below. Consultant will invoice the Company on a semi- monthly basis. The Company will pay each such invoice no later than thirty (10) days after its receipt.

1. Services to be performed by Consultant:

Working under the guidance of the Board of the Company and together with Scott Woodrow, the Chairman and CEO, your role will be to direct and execute the strategy of the company. You will be responsible for the development and integration of the Company's technological platform, the establishment of a usable e-mental health system and creation of new methodologies for game based cognitive assessment and remediation. You will be responsible to maintain and grow relationships that further enhance the company's products, grow its revenues and increase shareholder value. You will assist in advancing the necessary capital relationships and meeting the capital needs of the company, either through capital markets, grants or other mechanisms.

2. Monthly rate: $6,500

AGREED AS OF August 3, 2015

COMPANY:	CONSULTANT:

/s/ Scott Woodrow	/s/ Prateek Dwivedi
Name: Scott Woodrow	Name: Prateek Dwivedi
Title: Chief Executive Officer	Title: Principal
Address: 100 College Street, Suite 302, Toronto, ON M5G 1L5	Address: 3093 Lakeshore Rd. Burlington, ON L7N 1A3

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